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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 21, 2003
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                Date of Report (Date of earliest event reported)


                         Reality Wireless Networks, Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                                                88-0422026
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(State or other jurisdiction           (Commission            (IRS Employer
   of incorporation)                   File Number)         Identification No.)


          120 W. Campbell Ave., to Suite E, Campbell, California 95008
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               (Address of principal executive offices) (Zip Code)

                                 (408) 379-3822
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               Registrant's telephone number, including area code






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Item 2.  Acquisition or Disposition of Assets.


Termination of Merger with DONOBi, Inc.


On June 3, 2003, Reality Wireless Networks, Inc. ("Reality") and DONOBi, Inc. ("DONOBi") entered into a share exchange agreement (the "DONOBi Share Exchange Agreement"). Pursuant to the DONOBi Share Exchange Agreement, which was expected to close on July 31, 2003, shareholders of DONOBi were to receive approximately
47.3 million shares of newly issued common stock of Reality, the equivalent of eighty percent (80%) of the issued and outstanding stock of Reality, in exchange for all of the issued and outstanding stock of DONOBi. The DONOBi Share Exchange Agreement has been terminated. Notice of termination was received on July 7, 2003.




Item 7.  Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:



    99.1   Letter announcing termination of the DONOBi Share Exchange Agreement.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Reality Wireless Networks, Inc.
                                        (Name of Registrant)


Date:  July 21, 2003
                                        -------------------------------
                                        By: Victor Romero
                                        Its: President






                                INDEX TO EXHIBITS

Exhibit
Number     Description
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99.1       Letter announcing termination of the DONOBi Share Exchange Agreement.



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